Exhibit 4.9

SUPPLEMENT NO. 16 dated as of March 27, 2020 to the AMENDED AND RESTATED PLEDGE AGREEMENT dated as of March 2, 2009, among HCA Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors”) and Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the First Lien Secured Parties (as supplemented, the “Pledge Agreement”).

A. Reference is made to (i) the Credit Agreement, dated as of November 17, 2006 and as amended and restated as of May 4, 2011, February 26, 2014 and June 28, 2017, and as further amended as of July 16, 2019, October 8, 2019 and November 20, 2019 among the Company, the lending institutions from time to time parties thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer (as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”); (ii) the Credit Agreement dated as of March 19, 2020, among the Company, the lending institutions from time to time parties thereto and Bank of America, N.A., as Administrative Agent (as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “364-Day Credit Agreement”); (iii) the U.S. Guarantee, dated as of November 17, 2006 and as amended and restated on February 26, 2014 (as the same may be further amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Company, the U.S. Guarantors party thereto and the Collateral Agent and (iv) the Guarantee, dated as of March 19, 2020, among the Company, the Guarantors party thereto and the Administrative Agent (as the same may be further amended, restated, supplemented and or otherwise modified from time to time, the “364-Day Guarantee”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, the 364-Day Credit Agreement and the Pledge Agreement, as applicable.

C. The Pledgors have entered into the Pledge Agreement in order to induce each Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and the 364-Day Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Company under the Credit Agreement and the 364-Day Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements or Secured Hedge Agreements with the Company and/or its Subsidiaries and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. Each undersigned Subsidiary (each an “Additional Pledgor” and collectively, the “Additional Pledgors”) is (a) the legal and beneficial owner of the Equity Interests described in Schedule 1 hereto and issued by the entity named therein (such pledged Equity Interests, together with any Equity Interests of the issuer of such Pledged Shares or any other Subsidiary held directly by any Additional Pledgor in the future, in each case, except to the extent excluded from the Collateral for the applicable Obligations pursuant to the penultimate paragraph of Section 1 below (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owner of the Indebtedness described under Schedule 1 hereto (together with any other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged pursuant to Section 9.12(a) of the Credit Agreement, Section 9.12(a) of the 364-Day Credit Agreement and/or the equivalent provisions of any Additional First Lien Agreement, the “Additional Pledged Debt”).

E. Section 9.11of the Credit Agreement, Section 9.11 of the 364-Day Credit Agreement and/or the equivalent provisions of any Additional First Lien Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the First Lien Secured Parties the Additional Pledged Shares and the Additional Pledged Debt and to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations make their respective Extensions of Credit thereunder and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the First Lien Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “Proceeds” includes whatever is receivable or received when Additional Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes Proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

Notwithstanding the foregoing, the Additional Collateral for the U.S. Obligations and Additional First Lien Obligations shall not include any Excluded Stock and Stock Equivalents.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor, and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 3. Each Additional Pledgor represents and warrants as follows:

(a) Schedule 1 hereto correctly represents as of the date hereof (A) the issuer, the certificate number, such Additional Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, such Additional Pledgor and holder, date of and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations (or the European Obligations, as applicable), in favor of the Collateral Agent for the benefit of the First Lien Secured Parties.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of such Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 4. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement (whether or not then in effect) and Section 14.2 of the 364-Day Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement (whether or not then in effect) and Section 14.2 of the 364-Day Credit Agreement and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent to the Security Agreement, as such address may be changed by written notice to the Collateral Agent and the Company.

[Signature page follows]

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

CLINICAL EDUCATION SHARED SERVICES, LLC
COLUMBIA FLORIDA GROUP, INC.
COLUMBIA PHYSICIAN SERVICES—FLORIDA GROUP, INC.
FMH HEALTH SERVICES, LLC
GENOSPACE, LLC
HCA EASTERN GROUP, INC.
LAS ENCINAS HOSPITAL
MH HOSPITAL HOLDINGS, INC.
MH HOSPITAL MANAGER, LLC
MH MASTER, LLC
MOBILE HEARTBEAT, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

MH MASTER HOLDINGS, LLLP

By: MH Hospital Manager, LLC, its General Partner

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Signature page to Supplement No. to the Pledge Agreement]

CAREPARTNERS HHA HOLDINGS, LLLP
CAREPARTNERS HHA, LLLP
CAREPARTNERS REHABILITATION HOSPITAL, LLLP
MH ANGEL MEDICAL CENTER, LLLP
MH BLUE RIDGE MEDICAL CENTER, LLLP
MH HIGHLANDS-CASHIERS MEDICAL CENTER, LLLP
MH MISSION HOSPITAL MCDOWELL, LLLP
MH MISSION HOSPITAL, LLLP
MH MISSION IMAGING, LLLP
MH TRANSYLVANIA REGIONAL HOSPITAL, LLLP

By: MH Master, LLC, its General Partner

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

HINSIGHT-MOBILE HEARTBEAT HOLDINGS, LLC

By: Health Insight Capital, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President